Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of FalconStor Software, Inc., a Delaware Corporation (the "Company") on Form 10-K for the period ended December 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the "Form 10-K"), I, Todd Brooks, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(i)
the Form 10-K fully complies, in all material respects, with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(ii)
the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Todd Brooks
Todd Brooks
President and Chief Executive Officer
(principal executive officer)
Date: March 23, 2023